EXHIBIT 99.1

Media Contacts
Kimberly Kriger/Wendi Kopsick
Kekst and Company
212-521-4800




          FOOTSTAR, INC. ANNOUNCES SETTLEMENT WITH FORMER CHAIRMAN/CEO
          ------------------------------------------------------------


WEST NYACK, NEW YORK, July 7, 2004 - Footstar, Inc. announced today that the Bankruptcy Court overseeing its Chapter 11 case approved a settlement with former Chairman and Chief Executive Officer J. M. "Mickey" Robinson of disputes relating to the Company's termination of Mr. Robinson's services on September 12, 2003. Footstar acknowledged that Mr. Robinson's termination was not "for cause."



FOOTSTAR BACKGROUND
Footstar, Inc. is a leading footwear retailer. As May 29, 2004, the Company operates 2,495 Meldisco licensed footwear departments nationwide and 36 Shoe Zone stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.